EXHIBIT 99
PRESS RELEASE
MARCH 14, 2000
NEWSOUTH BANCORP, INC.             FOR IMMEDIATE RELEASE
                                   ---------------------
                                   For More Information Contact:
                              Bill Wall or Tom Vann
                                   (252) 946-4178


                NEWSOUTH BANCORP, INC.
            CHANGES NAME TO FIRST SOUTH BANCORP, INC.


Washington, North Carolina - NewSouth Bancorp, Inc.
(Nasdaq:NSBC)

NewSouth Bancorp, Inc., the parent holding company of First
South Bank, announced that it has changed its name to First
South Bancorp, Inc.

Beginning with the opening of trading on the Nasdaq Stock Market on Wednesday, March 15, 2000, the Company will begin trading under the name of First South Bancorp, Inc. and under the Nasdaq trading symbol FSBK.

The new CUSIP number for First South Bancorp, Inc. will be
33646W 10 0.

The Company will not reissue new stock certificates, as it will continue to honor all outstanding stock certificates under the previous name, NewSouth Bancorp, Inc. All stock certificates issued to new stockholders, beginning March 15, 2000, will be issued under the name of First South Bancorp, Inc.

First South Bank now serves eastern North Carolina from its main office located in Washington, North Carolina with seventeen full service branch offices located in Chocowinity, Greenville, Elizabeth City, Fayetteville, Kinston, Lumberton, New Bern, Rocky Mount, Tarboro and Washington, North Carolina.

(Nasdaq:NSBC)